    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1997
                                                     REGISTRATION NO. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                     95-4035997
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                     Identification No.)

                            10889 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DONALD P. DE BRIER, ESQ.
                                GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 443-6176

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, AS
                        DETERMINED BY MARKET CONDITIONS.

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                       PROPOSED        PROPOSED
                                                        MAXIMUM        MAXIMUM
     TITLE OF EACH CLASS                               OFFERING       AGGREGATE       AMOUNT OF
     OF SECURITIES TO BE           AMOUNT TO BE          PRICE         OFFERING     REGISTRATION
          REGISTERED               REGISTERED(2)     PER SHARE(1)      PRICE(1)          FEE
-------------------------------------------------------------------------------------------------
Common Stock, $.20 par value
  per share (including
  Preferred Stock Purchase
  Rights).....................    118,275 shares        $25.625     $3,030,796.88       $919
=================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based upon the average of the high and low sales prices on January 27, 1997.

(2) A filing fee of $28,234 was previously paid in connection with a previously filed Registration Statement on Form S-3 of Occidental (File No. 333-11725) (the "Earlier Registration Statement"), which was declared effective by the Securities and Exchange Commission on September 13, 1996, registering a total of 3,493,427 shares of Common Stock. 1,890,218 shares of Common Stock are being carried forward from the Earlier Registration Statement.
                             ---------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined Prospectus and also relates to the 1,890,218 shares of Common Stock which remain unsold as of the date of the Prospectus included herein, and were registered pursuant to the Earlier Registration Statement.

===============================================================================

                 SUBJECT TO COMPLETION, DATED FEBRUARY 3, 1997

PROSPECTUS

                                2,008,493 SHARES

(LOGO)                  OCCIDENTAL PETROLEUM CORPORATION

                                  COMMON STOCK
                                ($.20 Par Value)

     The 2,008,493 shares of the Common Stock, par value $.20 per share (the "Common Stock"), of Occidental Petroleum Corporation ("Occidental") offered hereby are offered for the accounts of the former shareholders of Laurel Industries, Inc. identified in this Prospectus under the caption "Selling Stockholders" (collectively, the "Selling Stockholders"). Occidental will not receive any proceeds from the sale of such shares of the Common Stock.

     The Common Stock is listed and principally traded on the New York and Pacific stock exchanges (symbol: OXY). On January 27, 1997, the closing sale price of the Common Stock on the New York Stock Exchange was $25.50 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Common Stock may be offered from time to time in one or more transactions (including block transactions) on the New York Stock Exchange, in separately negotiated transactions or in a combination of such transactions, at market prices prevailing at the time of sale or at negotiated prices. The Common Stock may be offered or sold by the Selling Stockholders named herein, or, under certain circumstances, by their relatives, charitable donees, estates, successors by testamentary devise or other Permitted Holders. See "Plan of Distribution".

               THE DATE OF THIS PROSPECTUS IS FEBRUARY   , 1997.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OCCIDENTAL OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER OR SOLICITATION BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                             ---------------------

                             AVAILABLE INFORMATION

     Occidental is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission by Occidental can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including Occidental. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York and the Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Occidental with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Occidental and the Common Stock offered hereby. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are necessarily summaries of such provisions, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Occidental will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any documents incorporated by reference herein, except for exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, Attention: Vice President and Treasurer (telephone (310) 208-8800).

     The following documents, which have been filed by Occidental with the Commission, are hereby incorporated by reference in this Prospectus:

     (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (iii) Current Reports on Form 8-K, dated January 24, 1996, April 17, 1996, April 19, 1996, July 22, 1996, October 17, 1996, November 20, 1996, and January 23, 1997; and

     (iv) Registration Statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 8, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated March 18, 1994, and Form 8-B/A, dated November 1, 1995).

     All documents filed by Occidental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        OCCIDENTAL PETROLEUM CORPORATION

     Occidental explores for, develops, produces and markets crude oil and natural gas; engages in interstate and intrastate natural gas transmission and marketing; and manufactures and markets a variety of basic chemicals, petrochemicals and polymers and plastics. Occidental conducts its principal operations through three subsidiaries: Occidental Oil and Gas Corporation, MidCon Corp. and Occidental Chemical Corporation. Occidental's principal executive offices are located at 10889 Wilshire Boulevard, Los Angeles, California 90024 (telephone (310) 208-8800).

                                   THE MERGER

     On August 30, 1996, pursuant to an Agreement of Merger, dated August 5, 1996 (the "Merger Agreement"), among Laurel Industries, Inc., an Ohio corporation ("Laurel"), Occidental and Oxy Acquisition Corp., an Ohio corporation and a wholly-owned subsidiary of Occidental (the "Sub"), the Sub merged (the "Merger") into Laurel, which became a wholly-owned subsidiary of Occidental. Pursuant to the Merger Agreement, all of the outstanding shares of the capital stock of Laurel were converted into the 3,493,427 shares of Common Stock ("Initial Shares"). The Initial Shares were registered with the SEC pursuant to a previous Registration Statement which was declared effective by the Commission on September 13, 1996 (the "Earlier Registration Statement"). Subsequently, in connection with an asset sale and pursuant to certain purchase price adjustment provisions of the Merger Agreement, as amended, Laurel, Occidental and the Selling Stockholders agreed that Occidental would on behalf of Laurel, issue to the Selling Stockholders the additional 118,275 shares of Common Stock offered hereby (the "Adjustment Shares"; together with that portion of the Initial Shares not already sold, the "Registrable Shares").

     In the Agreement Relating to Registration, dated as of August 30, 1996 (the "Registration Agreement"), among Occidental and the Selling Stockholders, Occidental agreed, among other things, to register under the Securities Act the Registrable Shares by filing with the Commission, as soon as practicable following the date thereof, the Registration Statement with respect to the sale by the Selling Stockholders of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Occidental also agreed to keep the Registration Statement effective for a period not to exceed 24 months as specified in greater detail in the Registration Agreement. Effective January 7, 1997, the Registration Agreement was amended to cover all of the Registrable Shares, including the Adjustment Shares.

                                USE OF PROCEEDS

     The Selling Stockholders will receive all of the net proceeds from the sale of the shares of Common Stock offered hereby. Occidental will not receive any of the proceeds from the sale of such shares.

                              SELLING STOCKHOLDERS

     This Prospectus relates to the periodic offers and sales by the Selling Stockholders of an aggregate of 2,008,493 shares of the Common Stock.

     The number of shares of Common Stock (i) owned prior to this offering as a result of the Merger, (ii) acquired subsequent to the Merger in connection with certain purchase price adjustments, (iii) previously sold pursuant to the Earlier Registration Statement and (iv) offered hereby by each Selling Stockholder (or, in certain cases, as discussed under "Plan of Distribution" below, by any Permitted Holder), are as set forth below:

                              NUMBER OF
                              SHARES OF             ADJUSTMENT       SHARES OF COMMON
                            COMMON STOCK        REGISTRABLE SHARES   STOCK PREVIOUSLY
    NAME OF HOLDER      INITIALLY REGISTERED     OF COMMON STOCK           SOLD             TOTAL REGISTRABLE SHARES
----------------------  ---------------------   ------------------   -----------------     ---------------------------
Arthur Craig
  Akridge.............            3,525                    118                   0                      3,643
Diana C. Akridge......            3,525                    118                   0                      3,643
Amelia J. Anello......            3,525                    118                   0                      3,643
Edward C. Anello......            3,525                    118                   0                      3,643
Thomas Bellanti.......            4,850                    164                   0                      5,014
Andrew J. Bozzelli....           58,204                  1,971              12,304                     47,871

                              NUMBER OF
                              SHARES OF             ADJUSTMENT       SHARES OF COMMON
                            COMMON STOCK        REGISTRABLE SHARES   STOCK PREVIOUSLY
    NAME OF HOLDER      INITIALLY REGISTERED     OF COMMON STOCK           SOLD             TOTAL REGISTRABLE SHARES
----------------------  ---------------------   ------------------   -----------------     ---------------------------
Mark A. Gamble........            5,820                    197                   0                      6,017
Connie Green..........           58,204                  1,971              23,281                     36,894
Elizabeth Haller......           66,018                  2,235                   0                     68,253
Corinne B. McVay......            3,525                    118                   0                      3,643
Michael C. McVay......            3,525                    118                   0                      3,643
John M. Myles.........            4,850                    164                   0                      5,014
John E. O'Neill.......           48,504                  1,642                   0                     50,146
Gloria P. Parke.......          106,708                  3,613                   0                    110,321
(Gloria P. Parke,
  Revocable Trust
  Agmt.)
C. Walder Parke.......          662,564                 22,436             265,000                    420,000
(C. Walder Parke,
  Revocable Trust
  Agmt.)
Elizabeth G. Spencer,
  Ex..................          121,260                  4,106                   0                    125,366
Jack Phillips.........           11,495                    389                   0                     11,884
Jack Phillips jointly
  with Johanna
  Phillips............          407,428                 13,796              15,400                    405,824
Johanna Phillips......            1,794                     60                   0                      1,854
Phillips Amanda Elaine
  Akridge.............            3,463                    117                   0                      3,580
  Grandchildren Trust
Phillips Amanda Elaine
  Akridge.............            1,794                     60                   0                      1,854
  Grandchildren Trust
     dated 11/4/93
Phillips Austin
  Leonard Anello......            8,720                    294               8,720                        294
  Grandchildren Trust
     dated 5/24/94
Phillips
  Grandchildren's
  Trust (Lauren Elese
  McVay,
  Beneficiary)........            1,968                     65               1,968                         65
Steven T. Rabel.......           29,102                    985                   0                     30,087
Thomas W. Roberts.....           84,396                  2,857              61,700                     25,553
Lawrence E. Saulino...           33,952                  1,149               9,700                     25,401
Richard T. Schwarz
  (Cust. for Bradley
  Schwarz)............            1,731                     58                 646                      1,143
Richard T. Schwarz
  (Cust. for Evan
  Schwarz)............            1,731                     58                 646                      1,143
Marcy L. Schwarz TR UA
  dated 1/4/95 FBO....            7,052                    238               2,809                      4,481
  Bradley T. Schwarz
     and her
     successors
Marcy L. Schwarz TR UA
  dated 1/4/95 FBO....            7,052                    238               2,809                      4,481
  Evan Todd Schwarz
     and her
     successors
Richard T. Schwarz....          297,901                 10,088             118,520                    189,469
Martin Spector........           24,252                    821                   0                     25,073
William H.
  Steinbrink..........          252,220                  8,541             134,250                    126,511

                              NUMBER OF
                              SHARES OF             ADJUSTMENT       SHARES OF COMMON
                            COMMON STOCK        REGISTRABLE SHARES   STOCK PREVIOUSLY
    NAME OF HOLDER      INITIALLY REGISTERED     OF COMMON STOCK           SOLD             TOTAL REGISTRABLE SHARES
----------------------  ---------------------   ------------------   -----------------     ---------------------------
G. Carlos Tejada......          227,968                  7,719              20,000                    215,687
Key Equity Capital....          931,276                 31,535             925,456                     37,355
                        ---------------------   ------------------   -----------------           ------------
                              3,493,427                118,275           1,603,209                  2,008,493
                         ==============          =============       ==============        ===================

     The Selling Stockholders may sell any number of the Registrable Shares, although any of the Selling Stockholders may choose to hold some or all of such shares for investment. The rights and obligations of the Selling Stockholders in and to the Registration Agreement shall not be assigned or conveyed except to a "Permitted Holder," as defined therein, including, without limitation, relatives, persons receiving rights pursuant to the laws of descent and distribution and entity affiliates.

     Except for the ownership interest of the Selling Stockholders in such 2,008,493 shares of the Common Stock, and the contractual relationships provided in the Registration Agreement, the Merger Agreement (and certain employment arrangements with Messrs. Tejada and Schwarz), the Selling Stockholders do not have any material relationship with Occidental.

                              PLAN OF DISTRIBUTION

     Occidental will not receive any proceeds from the sale of the shares offered hereby. The Selling Stockholders have advised Occidental that such shares may be sold by the Selling Stockholders in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in separately negotiated transactions, or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of such shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and that in connection with such sales such brokers and dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of such shares for whom they act as broker or agent (which discounts and commissions may, but are not anticipated to, exceed those customary in the types of transactions involved). The shares offered hereby may be offered or sold by the Selling Stockholders named herein, or, under certain circumstances, by their relatives, charitable donees, estates, successors by testamentary devise or other Permitted Holders. Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus to any person who purchases any of such shares from or through such broker or dealer. Any discounts or commissions received by any such underwriter, dealer or broker may be deemed to be underwriting discounts or commissions under the Securities Act.

     Occidental has agreed to pay and be responsible for the fees and expenses incurred in connection with the registration of the Registrable Shares offered hereby and the qualification of such shares under applicable state securities or Blue Sky laws. The Selling Stockholders shall generally be responsible for all other fees and expenses (including brokerage discounts and commissions, and fees of brokers, dealers and other securities professionals) relating to the distribution of such shares. In addition, Occidental has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for Occidental by Scott A. King, Senior Counsel of Occidental. Mr. King beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1% of the outstanding Common Stock.

                                    EXPERTS

     The financial statements and financial statement schedule incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     (LOGO)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The expenses in connection with this offering to be borne by Occidental are:

    Registration fee...........................................................  $   919
    Printing fees and expenses.................................................   10,000
    Accounting fees and expenses...............................................   10,000
    Legal fees and expenses....................................................   10,000
    Blue Sky fees and expenses.................................................      500
    Fees of Transfer Agent and Registrar.......................................      500
    Miscellaneous..............................................................       81
                                                                                 -------
              Total............................................................  $32,000
                                                                                 =======

---------------

 * All amounts are estimated except for the registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Occidental's Restated Certificate of Incorporation, as amended, provides for the elimination of personal liability of its directors to the full extent permitted by the Delaware General Corporation Law and Occidental has entered into indemnification agreements with each director and certain officers providing for additional indemnification. Article VIII of Occidental's By-laws also provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

     The Agreement Relating to Registration, dated as of August 30, 1996, among Occidental and the Selling Stockholders provides for indemnification of directors and officers of Occidental by the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 16.  EXHIBITS.

 4.1    -- Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware through December 23,
           1994 (incorporated by reference to Exhibit 3.(i) to Occidental's Annual Report on
           Form 10-K for the fiscal year ended December 31, 1994).
 4.2    -- By-laws of Occidental, as amended through December 15, 1994 (incorporated by reference to Exhibit 3.(ii) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).
 5      -- Opinion of Scott A. King, Esq., Senior Counsel of Occidental.
23.1    -- Consent of Scott A. King, Esq. (included in Exhibit 5).
23.2    -- Consent of Independent Public Accountants.
24      -- Power of Attorney (included on page II-4).

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act, unless such information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in periodic reports filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald
P. de Brier, Robert E. Sawyer, Matthew T. Gay and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 3, 1997.

                                          OCCIDENTAL PETROLEUM CORPORATION

                                          By             R. R. IRANI
                                            ------------------------------------
                                                        Ray R. Irani
                                             Chairman of the Board of Directors
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------   --------------------------   -------------------

                RAY R. IRANI                      Chairman of the Board         February 3, 1997
---------------------------------------------        of Directors and
                Ray R. Irani                     Chief Executive Officer


              ANTHONY R. LEACH                        Executive Vice            February 3, 1997
---------------------------------------------      President and Chief
              Anthony R. Leach                      Financial Officer


             SAMUEL P. DOMINICK                     Vice President and          February 3, 1997
---------------------------------------------       Controller (Chief
           Samuel P. Dominick, Jr.                 Accounting Officer)


                                                         Director               February  , 1997
---------------------------------------------
               John S. Chalsty


             EDWARD P. DJEREJIAN                         Director               February 3, 1997
---------------------------------------------
             Edward P. Djerejian

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------   --------------------------   -------------------


---------------------------------------------            Director               February  , 1997
                 Albert Gore


                ARTHUR GROMAN                            Director               February 3, 1997
---------------------------------------------
                Arthur Groman


                J. ROGER HIRL                            Director               February 3, 1997
---------------------------------------------
                J. Roger Hirl


                JOHN W. KLUGE                            Director               February 3, 1997
---------------------------------------------
                John W. Kluge


              DALE R. LAURANCE                           Director               February 3, 1997
---------------------------------------------
              Dale R. Laurance


              IRVIN W. MALONEY                           Director               February 3, 1997
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              Irvin W. Maloney


              GEORGE O. NOLLEY                           Director               February 3, 1997
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              George O. Nolley


               JOHN F. RIORDAN                           Director               February 3, 1997
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               John F. Riordan


               RODOLFO SEGOVIA                           Director               February 3, 1997
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               Rodolfo Segovia


               AZIZ D. SYRIANI                           Director               February 3, 1997
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               Aziz D. Syriani


               ROSEMARY TOMICH                           Director               February 3, 1997
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               Rosemary Tomich

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER                                         DESCRIPTION
--------     ----------------------------------------------------------------------------------
 4.1         Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware through December 23, 1994 (incorporated by reference to Exhibit 3.(i) to
             Occidental's Annual Report on Form 10-K for the fiscal year ended December 31,
             1994).
 4.2         By-laws of Occidental, as amended through December 15, 1994 (incorporated by reference to Exhibit 3.(ii) to Occidental's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994).
 5           Opinion of Scott A. King, Esq., Senior Counsel of Occidental.
23.1         Consent of Scott A. King, Esq. (included in Exhibit 5).
23.2         Consent of Independent Public Accountants.
24           Power of Attorney (included on page II-4).